Exhibit 10.1

MONITR HOLDINGS, INC.

TECHNOLOGY ACQUISITION AGREEMENT

THIS TECHNOLOGY ACQUISITION AGREEMENT (the “Agreement”) is made and entered into as of November 26, 2013 by and between MONITR HOLDINGS, INC., a Delaware corporation (the “Company”), SPECTRAL HOLDINGS, INC., a Delaware corporation (“Spectral Holdings”) and TL GLOBAL INC., a Marshall Islands Corporation (“TL”).

In consideration of the mutual covenants and representations set forth below, the Company and TL agree as follows:

1. Definitions.

1.1 “Agreement” shall mean this Technology Acquisition Agreement.

1.2 “Closing” shall mean the closing of the acquisition and sale of the Technology.

1.3 “Patents” shall mean the portion of the Technology as to which patents have been or are being applied for as described in Exhibit A to this Agreement and any division, continuation, substitution, reissue and extension of such patents.

1.4 “Product(s)” shall mean any application in software that utilizes the Technology.

1.5 “Technology” shall mean the Patents, Products and all other proprietary technology and know how developed or owned by TL, including source codes and domain name(s) as described on Exhibit A.

2. Acquisition of Technology.

2.1 Subject to the terms and conditions of, and for the consideration set forth in this Agreement, TL, at the Closing shall sell, covey, assign, transfer and deliver to the Company, and the Company shall acquire from TL, all right, title and interest in and to the Technology.  The grant of rights set forth hereinabove shall include the right to all claims of ownership of any kind or character related to any Product(s) or Patents that are related to the Technology in any way.  TL agrees to execute and deliver to the Company all instruments necessary to evidence and document such assignment of the Technology to the Company.

3. Issuance of Shares.  At the Closing, the Company shall deliver to TL as consideration for the acquisition of the Technology 5,000,000 shares of the common stock of Spectral Capital Corporation, a Nevada corporation, par value $0.0001 (the “Spectral Shares”).  In addition, the Company will also deliver to TL, 40% of the issued and outstanding common shares of the Company (“Monitr Shares”).  The Company agrees that it will not issue any class of shares other than common stock, will not issue any additional common stock or any instrument convertible into common stock or otherwise dilute in any way the interest of TL in the Company.  The remaining 60% of the Company’s common stock will be held by Spectral Holdings, which agrees to not transfer, sell, hypothecate or otherwise dispose of any shares of the Company except in accordance with this Agreement.  Although the Company may license or sublicense the Technology under commercial terms in the ordinary course of business, any license or sublicense which would reasonably constitute a sale or all or substantially all of the Technology shall be subject to the Right of First Refusal provisions of Section 4.1 hereof.   Together the Monitr Shares and the Spectral Shares shall be defined as the Shares.

4. Right of First Refusal and Restrictions on Transfer.

4.1 Right of First Refusal-Monitr Shares.  The Monitr Shares shall be subject to a right of first refusal by the Company in the event that TL or any transferee of such Shares proposes to sell, pledge or otherwise transfer such Shares or any interest in such Shares to any person or entity.  Any holder of the Shares desiring to transfer such Shares or any interest in such Shares shall give a written notice to the Company describing the proposed transfer, including the number of Shares proposed to be transferred, the price and terms at which such Shares are proposed to be transferred and the name and address of the proposed transferee.  Unless otherwise agreed by the Company and the holder of such Shares, purchases by the Company under this Section 4 shall be at the proposed price and terms specified in the notice to the Company.  If the Company fails to exercise its right of first refusal within 30 days from the date on which the Company receives the stockholder’s notice, the stockholder may, within the next 90 days, conclude a transfer to the proposed transferee of the exact number of Shares covered by that notice on terms not more favorable (taken as a whole) to the transferee than those described in the notice.  The Company’s right of first refusal shall attach to the Shares, and all transferees shall be subject thereto.  Any subsequent proposed transfer shall again be subject to the Company’s right of first refusal.  If the Company exercises its right of first refusal, the stockholder shall endorse and deliver to the Company the stock certificates representing the Shares being repurchased and the Company shall upon such delivery pay the stockholder the total repurchase price.  The holder of the Shares being repurchased shall cease to have any rights with respect to such Shares immediately upon receipt of the repurchase price. In addition, the Monitr Shares, including any subsequent transferee, are subject to the restrictions under this Section 4 and Section 5 hereof.

4.2 Termination of Right.  The right of first refusal set forth in this Section 4 shall automatically terminate upon the earlier of (a) the three year anniversary of this Agreement, (b) the consummation of a Deemed Liquidation Event (as defined in Section 5.4 hereof) or (c) a transfer of fifty percent (50%) or more of the Company’s voting power to a third party (transfers to affiliates or subsidiaries of Spectral Holdings shall be exempt from this section 4.2(c) hereof.

4.3 In the event of the dissolution of TL, or a decision by its the members of TL (“Members”) to assign its Shares to the members of TL in any sharing ratio deemed appropriate by the members, where such interest includes both the Shares and TL’s rights to receive royalties, any subsequent transfer of those interests by a member of TL to a Related Person (as defined below), whether by will, contract, operation of law, or in any other manner shall be permitted under this Agreement and shall not trigger a right of first refusal pursuant to Section 4.1 on the part of NEWCO; provided, however, that each assignee agrees in writing to take the Shares subject to the right of first refusal set forth in this Section 4 and the restrictions set forth in Section 5 hereof.

(a) “Related Person” means (a) a Member of TL; (b) a Member’s ascendants, a Member’s natural or adopted descendants, a Member’s brothers or sisters, any natural or adopted descendants of such brothers or sisters; or a Member’s spouse; (c) an inter vivos or testamentary trust under the terms of which the beneficiaries are individuals who fall into those categories described in parts (a) or (b) of this definition; (d) the beneficiaries of an inter vivos or testamentary trust which is a Member, provided that such beneficiaries fall into those categories described in parts (a) or (b) of this definition; or (e) a partnership, limited liability company or corporation in which a Member of those individuals who are described in part (b) of this definition own all the issued capital stock of the corporation and have voting control of such a corporation or own all of the membership interest in such a partnership or limited liability company.

5. Other Restrictions on Transfer or Resale of Shares.

5.1 Transfer Restrictions.  Any transfer of the Monitr Shares shall be subject to the right of first refusal set forth in Section 4, the restrictions set forth in this Section 5 and restrictions imposed by federal and state securities laws.  Any person receiving any Shares that are transferred in accordance with this Agreement shall agree in writing to be bound by the applicable terms of this Agreement.

5.2 Legends.  TL understands and acknowledges that the Monitr Shares and the Spectral Shares are not registered under the Securities Exchange Act of 1933 (the “Act”), and that under the Act and other applicable laws TL may be required to hold such Shares for an indefinite period of time.  Each stock certificate representing the Shares shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN TECHNOLOGY ACQUISITION AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

5.3 Market Standoff.  TL agrees that if so requested by the Company or any representative of the underwriters in connection with registration of any firmly underwritten public offering of any securities of the Company under the Act, TL shall not sell or otherwise transfer any Shares or other securities of the Company during the 180 day period following the effective date of such registration statement.  The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

5.4 Sale of The Company or the Technology.  Spectral Holdings, or its assignee properly designated under Sections 4 and 5 hereunder (“Spectral Representative”), shall have the right, at its sole discretion, to sell or transfer all or substantially all of the Technology, including a sale of 100% of the issued and outstanding shares of the Company, at its sole discretion (Deemed Liquidation Event).  The Spectral Representative must give TL advanced written notice describing the proposed  Deemed Liquidation Event, including the price and terms at which such Deemed Liquidation Event is proposed and the name and address of the proposed purchaser.  TL shall have the right to meet the exact terms of the Deemed Liquidation Event, provided however that if the consideration of the Deemed Liquidation Event is in payment other than cash, TL may obtain a third party valuation reasonably acceptable to the Spectral Representative, at the expense of TL.  TL must then meet the exact terms of the Deemed Liquidation Event in cash, with identical payment terms, but with any non-cash consideration paid for in cash per the valuation obtained herunder.  If the Company fails to exercise its right of first refusal within 30 days from the date on which TL receives the notice required in Section 5.4, the Spectral Representative and the Company may, within the next 90 days, conclude a transfer to the proposed transferee on terms not more favorable (taken as a whole) to the transferee than those described in the notice.

6. Representations and Acknowledgments of TL.  TL hereby represents, warrants, acknowledges and agrees that:

6.1 Authority Relating to this Agreement; No Violation of Other Instruments.

(a) The execution and delivery of this Agreement and the performance hereunder by TL have been duly authorized by all necessary corporate action on the part of TL and, assuming execution of this Agreement by the Company, this Agreement will constitute a legal, valid and binding obligation of TL, enforceable against TL in accordance with its terms, subject to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

(b) Neither the execution of this Agreement nor the performance hereof by TL will (i) conflict with or result in the breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to TL, (ii) any breach of any of the terms, conditions and provisions of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which TL is a party or by which it is bound or (iii) violate or conflict with any of the provisions of TL’s Articles of Organization or similar organizational instruments.

(c) No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by TL in order to permit the execution and delivery of this Agreement.

(d)  Intellectual Property.  TL owns the entire right, title and interest in and to the Technology and has the right to convey the Technology to the Company as set forth in this Agreement.  To the knowledge of TL, there are no third parties claiming an interest in, or any right under, the Technology.

(e)  Patents.  TL has delivered to the Company a complete file history of the Patents in TL’s possession.

(f) Assignment.  TL has assigned to the Company hereunder all patents and other proprietary technology and know-how in its possession or control relating to the Technology.

6.2 Investment.  TL is acquiring the Shares for TL’s own account, and not directly or indirectly for the account of any other person.  TL is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

6.3 Access to Information.  TL has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  TL has had access to such financial and other information as is necessary in order for TL to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which TL has had access.

6.4 Pre-Existing Relationship.  TL further represents and warrants that TL has either (a) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable TL to be aware as of the date of this Agreement of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (b) such business or financial expertise as to be able to protect TL’s own interests in connection with the purchase of the Shares.

6.5 Speculative Investment.  TL’s investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within TL’s risk capital means and is not so great in relation to TL’s total financial resources as would jeopardize the personal financial needs of TL and TL’s family in the event such investment were lost in whole or in part.

6.6 Unregistered Securities.

(a) TL must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company’s common stock, (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public and (iii) all other terms and conditions of Rule 144 have been satisfied.

(b) Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available.  The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

6.7 Accredited Investor.  TL is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

7. Tax Provisions.  The transfer of the Patents and the issuance of the Shares pursuant to this Agreement are intended to qualify as a transfer to a controlled corporation under Section 351 of the Internal Revenue Code of 1986, as amended, in which no gain or loss is recognized by the Company or TL.  The parties to this Agreement shall report the transfer and issuance in a manner consistent with this treatment unless otherwise required by applicable law.

8. Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

To the Company at:

Monitr Holdings, Inc.
Attention:  Jenifer Osterwalder
701 Fifth Avenue, Suite 4200
Seattle, WA 98104

To TL at:

TL GLOBAL INC.
TRUST COMPANY COMPLEX
AJELTAKE ROAD
AJELTAKE ISLAND
MAJURO MH 96960
THE MARSHALL ISLANDS

9. Binding Effect.  This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of TL; provided, however, that TL may not assign any rights or obligations under this Agreement except that TL may assign this Agreement without such consent in connection with a reincorporation, sale, merger or acquisition of all or substantially all of its assets.  The Company’s rights under this Agreement shall be freely assignable.  Any assignment of the Agreement by any Party is subject to the restrictions and conditions herein, including Sections 4 and 5.

10. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

11. Entire Agreement.  This Agreement constitutes the entire agreement of the parties pertaining to the Shares and the Technology and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

IN WITNESS WHEREOF, the parties hereto have executed the Technology Acquisition Agreement as of the date first above written.

Monitr Holdings, Inc.

X__________________________________

Jenifer Osterwalder
 President and CEO

TL Global Inc.

X__________________________________

Jerry James Nikolaev
Managing Director

Spectral Holdings, Inc.

X__________________________________

Jenifer Osterwalder
President and CEO

EXHIBIT A

Patents and Patent Applications.  The patent applications designated below:

Application No.	Attorney Docket No.	Title Of Invention	Inventor	Status	App. Date

US 00/000000	000000-000000US	Monitr Financial Application and Service Technology	Rick VanWell	Pre-filing	tba
US 00/000000	000000-000000US	Monitr Financial Application and Service Technology	Rick VanWell	Pre-filing	tba

Other Know How.  Any and all confidential, technical and/or proprietary information and knowledge, whether or not patentable and whether or not in written form related to the foregoing potential patent applications including, without limitation, information, inventions, know-how and knowledge regarding inventions, discoveries, techniques, research in progress, trade secrets, systems, methods, processes, algorithms, technical data, formulae, drawings, designs, schematics, blueprints, flow charts, models, prototypes, techniques, manufacturing and design information.

The Technology shall also include:

•           all existing source code for financial application and service technology

•           all existing source code for financial technology related to consumption, analytics, sharing for news and topics, equities, commodities and currencies

•           Monitr web site and source code

•           the rights/ownership of monitr.com domain name

•           all rights and claims of ownership (copyright, trademarks, documentation, business plans etc)